Filed Pursuant to Rule 424(b)(3)
                                                          File Number 333-122097


                          PROSPECTUS SUPPLEMENT NO. 11

                PROSPECTUS SUPPLEMENT NO. 11 DATED APRIL 4, 2006
      TO PROSPECTUS DECLARED EFFECTIVE ON MAY 13, 2005, AS SUPPLEMENTED BY
                PROSPECTUS SUPPLEMENT NO. 1 DATED JUNE 27, 2005,
               PROSPECTUS SUPPLEMENT NO. 2 DATED AUGUST 11, 2005,
               PROSPECTUS SUPPLEMENT NO. 3 DATED AUGUST 17, 2005,
              PROSPECTUS SUPPLEMENT NO. 4 DATED SEPTEMBER 22, 2005,
               PROSPECTUS SUPPLEMENT NO. 5 DATED OCTOBER 24, 2005,
               PROSPECTUS SUPPLEMENT NO. 6 DATED NOVEMBER 3, 2005,
              PROSPECTUS SUPPLEMENT NO. 7 DATED NOVEMBER 14, 2005,
              PROSPECTUS SUPPLEMENT NO. 8 DATED DECEMBER 22, 2005,
             PROSPECTUS SUPPLEMENT NO. 9 DATED JANUARY 20, 2006 AND
               PROSPECTUS SUPPLEMENT NO. 10 DATED FEBRUARY 8, 2006
                          (REGISTRATION NO. 333-122097)

                                HEMOBIOTECH, INC.

This Prospectus Supplement No. 11 supplements our Prospectus dated May 13, 2005, as supplemented by Prospectus Supplement No. 1 dated June 27, 2005, Prospectus Supplement No. 2 dated August 11, 2005, Prospectus Supplement No. 3 dated August 17, 2005, Prospectus Supplement No. 4 dated September 22, 2005, Prospectus Supplement No. 5 dated October 24, 2005, Prospectus Supplement No. 6 dated November 3, 2005, Prospectus Supplement No. 7 dated November 14, 2005, Prospectus Supplement No. 8 dated December 22, 2005, Prospectus Supplement No. 9 dated January 20, 2006 and Prospectus Supplement No. 10 dated February 8, 2006. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering, other than the exercise price, if any, to be received upon exercise of the warrants and options referred to in the Prospectus. You should read this Prospectus Supplement No. 11 together with the Prospectus and Prospectus Supplements Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10 thereto.

         This Prospectus Supplement includes the following document, as filed by us with the Securities and Exchange Commission:

         o        The attached Annual Report on Form 10-KSB of Hemobiotech, Inc.
                  for the year ended December 31, 2005 filed with the Securities and Exchange Commission on March 31, 2006.

         Appendix A to this Prospectus Supplement provides the "Consent of Independent Registered Public Accounting Firm" from our auditors, Eisner LLP, dated April 3, 2006, for use herein of their report previously filed with our Form 10-KSB.

         Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "HMBT".

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS APRIL 4, 2006.